Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Horizon Quantum Computing Pte. Ltd

29 Media Cir. #05-22

Singapore, 138565

We hereby consent to the incorporation by reference in this Form S-8 to be filed on or about May 28, 2026 of our report dated October 21, 2025, relating to the consolidated financial statements of Horizon Qantum Computing Pte Limited, incorporated by reference in the Registration Statement for the years ended 31 December, 2024 and 2023.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

May 28, 2026